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                                                                   EXHIBIT 23.1



                    INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated April 22, 1996 (except for Notes 4 and 11, as to which the dates are August 8, 1996 and July 15, 1996, respectively) appearing in the Company's Prospectus dated September 27, 1996 included in the Company's Registration Statement on Form S-1, File No. 333-6589, (the "S-1 Prospectus") and to the reference to us under the heading "Experts" in the S-1 Prospectus which is incorporated by reference in this Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP


Boston, Massachusetts
February 6, 1997